UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2009

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement.

On November 18, 2009, OraSure Technologies, Inc. (the “Company”) entered into a Settlement Agreement, a License Agreement and certain other agreements in order to settle a patent infringement lawsuit filed against the Company by Inverness Medical Innovations, Inc. (“IMI”), Inverness Medical Switzerland GmbH and Church & Dwight, Co., Inc. On November 19, 2009, the Company issued a press release announcing the settlement and describing, among other things, the principal terms of the Settlement Agreement and License Agreement. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.01 – Regulation FD Disclosure.

On November 18, 2009, the Company issued a press release announcing its participation in a recent Blood Products Advisory Committee (“BPAC”) meeting and its plans to continue pursuing U.S. Food and Drug Administration (“FDA”) approval of an OraQuick® HIV over-the-counter test. A copy of this press release is attached as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated November 19, 2009, Announcing Settlement of Patent Infringement Litigation between the Company and Inverness Medical Innovations, Inc., Inverness Medical Switzerland GmbH and Church & Dwight, Co., Inc.

99.2	Press Release, dated November 18, 2009, announcing the Company’s participation in a recent BPAC meeting and plans to continue pursuing FDA approval of an OraQuick® HIV OTC test.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: November 19, 2009	By:	/S/ JACK E. JERRETT
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description

99.1	Press Release, dated November 19, 2009, Announcing Settlement of Patent Infringement Litigation between the Company and Inverness Medical Innovations, Inc., Inverness Medical Switzerland GmbH and Church & Dwight, Co., Inc.

99.2	Press Release, dated November 18, 2009, announcing the Company’s participation in a recent BPAC meeting and plans to continue pursuing FDA approval of an OraQuick® HIV OTC test.